UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2007

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section 16 Officer Stock Option Grant:

On May 8, 2007, the Compensation Committee of the Board of Directors of the Company approved stock option grants under the Company’s 2004 Equity Incentive Plan at an exercise price of $7.01 per share to the executive officers of the Company set forth below:

Name	Shares Underlying Options	Vesting Schedule
David Crussell	90,000	12.5% after 6 months; remainder to vest monthly over following 3 1/2 years
Sanjay Dholakia	60,000	12.5% after 6 months; remainder to vest monthly over following 3 1/2 years
Neil Laird	80,000	12.5% after 6 months; remainder to vest monthly over following 3 1/2 years
Erika Rottenberg	60,000	12.5% after 6 months; remainder to vest monthly over following 3 1/2 years

On May 9, 2007, the Compensation Committee of the Board of Directors of the Company approved the following stock option grant under the Company’s 2004 Equity Incentive Plan at an exercise price of $7.01 per share as set forth below.

Name	Shares Underlying Options	Vesting Schedule
Donald Fowler	160,000	25% after 6 months; remainder to vest monthly over following 1 1/2 years

Extension of Expiration Period of Stock Option Grant:

On May 8, 2007, the Compensation Committee of the Board of Directors of the Company approved an amendment to stock options held by Kevin Oakes, a director and former President of the Company, for 100,000 shares of our common stock, extending the termination of the post-employment exercise period of such stock options from May 31, 2007 to November 30, 2007. All other terms of the stock options remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Erika Rottenberg
Erika Rottenberg
Senior Vice President, General Counsel & Secretary

Date: May 11, 2007